EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

NNN REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.01 par value per share	457(r) and 457(o)	17,500,000	$42.54	$744,450,000	0.00011020	$82,038.39	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$744,450,000		$82,038.39

	Total Fees Previously Paid							—

	Total Fee Offsets							$44,292.03

	Net Fee Due							$37,746.36

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the registrant’s common stock, $0.01 par value per share (“Common Stock”) as reported on the New York Stock Exchange on August 1, 2023.

(2)

The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-273605 filed by the registrant on August 2, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-240297	August 4, 2020	—	$44,292.03 (1)	Equity	Common Stock, $0.01 par value per share	9,777,489	$341,234,366	—

Fee Offset Sources	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-179696		May 10, 2012	—	—	—	—	—	$28,209

Fee Offset Sources	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-202237		February 26, 2015	—	—	—	—	—	$34,044

Fee Offset Sources	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-202237		March 18, 2016	—	—	—	—	—	$52,440

Fee Offset Sources	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-223141	—	February 22, 2018	—	—	—	—	—	$47,066

Fee Offset Sources	NNN REIT, Inc. (f/k/a National Retail Properties, Inc.)	424(b)(5)	333-240297	—	August 4, 2020	—	—	—	—	—	$75,885

(1)

Pursuant to Rule 457(p), the Registrant is offsetting the registration fee due under this prospectus supplement (the “Current Prospectus Supplement”) by $44,292.03, which represents the portion of the registration fee previously paid by the Registrant with respect to 9,777,489 unsold shares of common stock of the Registrant, $0.01 par value per share, registered on the Registration Statement on Form S-3 (File No. 333-240297) by means of a prospectus supplement dated August 4, 2020 (the “2020 Prospectus Supplement”). On August 4, 2020, the Registrant filed the 2020 Prospectus Supplement and concurrently submitted a fee of $75,885 with the Securities and Exchange Commission, after accounting for a fee offset of $3,390 related to unsold securities with respect to the securities registered on the Registration Statement on Form S-3 (File No. 333-223141) by means of a prospectus supplement dated February 22, 2018 (the “2018 Prospectus Supplement”). The total registration fee due, before accounting for the fee offset, was $79,275. On February 22, 2018, the Registrant filed the 2018 Prospectus Supplement and concurrently submitted a fee of $47,066 with the Securities and Exchange Commission, after accounting for a fee offset of $8,825 related to unsold securities with respect to the securities registered on the Registration Statement on Form S-3 (File No. 333-202237) by means of a prospectus supplement dated March 18, 2016 (the “2016 Prospectus Supplement”). The total registration fee due, before accounting for the fee offset, was $55,891. On March 18, 2016, the Registrant filed the 2016 Prospectus Supplement and concurrently submitted a fee of $52,440 with the Securities and Exchange Commission, after accounting for a fee offset of $1,721 related to unsold securities with respect to the securities registered on the Registration Statement on Form S-3 (File No. 333-202237) by means of a prospectus supplement dated February 26, 2015 (the “2015 Prospectus Supplement”). The total registration fee due, before accounting for the fee offset, was $54,161. On February 26, 2015, the Registrant filed the 2015 Prospectus Supplement and concurrently submitted a fee of $34,044 with the Securities and Exchange Commission, after accounting for a fee offset of $13,424 related to unsold securities with respect to the securities registered on the Registration Statement on Form S-3 (File No. 333-179696) by means of a prospectus supplement dated May 10, 2012 (the “2012 Prospectus Supplement”, and together with the 2020 Prospectus Supplement, the 2018 Prospectus Supplement, the 2016 Prospectus Supplement, the 2015 Prospectus Supplement, and the 2012 Prospectus Supplement, the “Prior Prospectus Supplements”). The total registration fee due, before accounting for the fee offset, was $47,468. On May 10, 2012, the Registrant filed the 2012 Prospectus Supplement and concurrently submitted a fee of $28,209 with the Securities and Exchange Commission with respect to the securities registered on the Registration Statement on Form S-3 (File No. 333-179696). The remaining balance of the registration fee, $37,746.36, is being paid herewith in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplements.